Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of AT&T Inc. (AT&T) of our reports dated February 20, 2015, with respect to the consolidated financial statements of AT&T and the effectiveness of internal control over financial reporting of AT&T, included in the 2014 Annual Report to Stockholders of AT&T.

Our audits also included the financial statement schedule of AT&T listed in Item 15(a). This schedule is the responsibility of AT&T's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 20, 2015, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference of our reports dated February 20, 2015, with respect to the consolidated financial statements and schedule of AT&T and the effectiveness of internal control over financial reporting of AT&T included in this Annual Report (Form 10-K) of AT&T for the year ended December 31, 2014, in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,
(2)	Registration Statement (Form S-8 No. 333-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(3)	Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Savings Plan and certain other plans,
(4)	Registration Statement (Form S-3 No. 333-187350) of AT&T and the related Prospectuses,
(5)	Registration Statement (Form S-8 No. 333-135517) pertaining to the 2006 Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and certain other BellSouth plans,
(7)	Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan,
(8)	Registration Statement (Form S-8 No. 333-173079) pertaining to the AT&T 2011 Incentive Plan
(9)	Registration Statement (Form S-8 No. 333-188384) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan, and
(10)
Registration Statement (Form S-8 No. 333-189789) pertaining to the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan.

(11)	Registration Statement (Form S-4 No. 333-188382) pertaining to the Registered Exchange Offer under the Registration Rights Agreement, dated December 17, 2012.
(12)	Registration Statement (Form S-4 No 333-197144) pertaining to the DirecTV merger.

/s/ Ernst & Young LLP
Dallas, Texas
February 20, 2015